Exhibit 1.01

SEAGATE TECHNOLOGY PLC

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD FROM

JANUARY 1 TO DECEMBER 31, 2018

INTRODUCTION

This Conflict Minerals Report (“Report”) for Seagate Technology public limited company (“Seagate,” “we,” “us” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”), for the reporting period from January 1 to December 31, 2018 (the “Reporting Period”). This Report is being filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD and is also posted on our website at http://www.seagate.com/global-citizenship/. The website reference is provided for convenience only, and its contents are not incorporated by reference into this Report nor deemed filed with the U.S. Securities and Exchange Commission (the “SEC”).

The Rule imposes certain reporting obligations on registrants whose manufactured products contain tin, tantalum, tungsten, or gold (“3TG,” also defined by the rule as “Conflict Minerals”). The Democratic Republic of the Congo (“DRC”) and its adjoining countries have extensive reserves of 3TG, some of which are illegally sourced and traded by armed groups who are responsible for significant human rights violations. The purpose of the Rule is to encourage companies whose products contain 3TG to endeavor to source from suppliers who do not directly or indirectly support such armed groups through their purchasing decisions. The Democratic Republic of the Congo and its adjoining countries, Angola, Burundi, Central African Republic, the Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia, are collectively referred to in this Report as the “Covered Countries.”

We are a leading provider of data storage technology and solutions. Our principal products are hard disk drives, commonly referred to as disk drives, hard drives or HDDs. In addition to HDDs, we produce a broad range of data storage products including solid state drives (“SSDs”) and storage subsystems.

Hard disk drives are devices that store digitally encoded data on rapidly rotating disks with magnetic surfaces. Disk drives continue to be the primary medium of mass data storage due to their performance attributes, high quality and cost effectiveness. Complementing existing data center storage architecture, solid-state storage devices use integrated circuit assemblies as memory to store data, and most SSDs use NAND flash memory.

Our HDD products are designed for mission critical and nearline applications in enterprise servers and storage systems; edge applications, where our products are designed primarily for desktop and mobile computing; and edge non-compute applications, where our products are designed for a wide variety of end user devices such as portable external storage systems, surveillance systems, digital video recorders (“DVRs”), network-attached storage (“NAS”) and gaming consoles. Our SSD products mainly include serial attached SCSI and Non-Volatile Memory Express SSDs. Our enterprise data solutions portfolio includes modular original equipment manufacturers’ storage systems, and scale-out storage servers.

We are subject to the Rule because certain products that we manufacture or contract to be manufactured contain 3TG that are necessary to the functionality or production of the products. Accordingly, we are required under the Rule to conduct a reasonable country of origin inquiry (“RCOI”) designed to determine in good faith whether any of the 3TG in our products either originated in the Covered Countries or came from recycled or scrap materials. We do not directly source any 3TG from mines, smelters or refiners.

Seagate began focusing on responsible sourcing well in advance of the adoption of the Rule. Seagate has been a member of the Responsible Business Alliance (“RBA”) since 2004 and our employees have worked closely with this organization to improve our global supply chain. The RBA is a nonprofit coalition of electronics companies that focuses on improving working conditions and environmental stewardship in the electronics industry supply chain. Through the RBA’s Responsible Minerals Initiative (the “RMI”), we have worked, and continue to work, with other companies focusing on responsible 3TG sourcing.

We rely on our direct suppliers to provide information with respect to the origin of the 3TG contained in components and materials supplied to us. In all cases, the information relating to the 3TG contained in our products comes from suppliers and from information provided to us through our membership in the RBA and our work in connection with the RMI.

As we enter into new contracts, or as our existing contracts renew, we endeavor to add a Conflict Minerals clause requiring suppliers to provide 3TG sourcing, smelting and refinery information. In addition, as described below, we ask our suppliers to provide the 3TG sourcing information before contracts are renewed. We are continuing to take steps to ensure that substantially all of our supplier contracts contain Conflict Minerals clauses.

As of this Report, we are unable to determine definitively the origin of all of the 3TG in our products that are necessary to the functionality or production of the products that we manufactured or contracted to manufacture during the Reporting Period. Therefore, we are required under the Rule to submit to the SEC a Conflict Minerals Report as an Exhibit to Form SD.

We believe the products that we manufactured or contracted to manufacture that are subject to the reporting obligations of the Rule contain 3TG of indeterminate origin because we have been unable to determine the origin of the 3TG they contain or to determine whether such minerals financed or benefitted armed groups in the Covered Countries.

PRODUCT DESCRIPTION

Our products are designed for mission critical and nearline applications in enterprise servers and storage systems; edge compute applications, where our products are designed primarily for desktop and mobile computing; and edge non-compute applications, where our products are designed for a wide variety of end user devices such as portable external storage systems, surveillance systems, DVRs, NAS and gaming consoles. Seagate’s hardware products in the aggregate contain each of the 3TG, which are necessary to the functionality or production of the products.

Seagate is a partially vertically integrated company; we make our own recording heads and media, which are then assembled into finished functional memory devices. However, we do not directly procure any metals from smelters or refiners. We purchase parts, components, materials and subassemblies containing these metals. Therefore, Seagate occupies the supply chain position of downstream company as defined by the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “OECD Guidance”).

DUE DILIGENCE PROGRAM DESIGN

The OECD Guidance established a five-step framework for due diligence as a basis for responsible supply chain management of minerals from conflict-affected and high risk areas. We outline select elements of our due diligence program design below. To determine the source and chain of custody of 3TG necessary for the production of our products, we conducted due diligence on our supply chain, using measures developed to ascertain whether the 3TG originated from the Covered Countries and, if so, whether the purchase of such minerals directly or indirectly benefited non-governmental armed groups.

Due Diligence Design Framework

Our Conflict Minerals due diligence measures have been designed to conform to the OECD Guidance for 3TG for “downstream companies” (as defined in the OECD Guidance) in all material respects. Our due diligence measures included the following steps:

1.	Establishment of strong management systems for 3TG supply chain due diligence.

a.	We adopted a conflict minerals policy. The policy is available on our corporate website and communicated to suppliers and employees.

b.

We have a team of senior employees who work cross-functionally within Seagate and are responsible for the management and continued implementation of our Conflict Minerals compliance strategy. This team includes representatives from our supply-chain management, corporate compliance, financial reporting and legal functions.

c.	Certain employees receive training on the RBA Code of Conduct requirements.

d.

We utilize the Conflict Minerals Reporting Template (the “CMRT”) developed by the RMI to identify smelters and refiners in our supply chain. The CMRT requires that suppliers provide information concerning the usage and sourcing of 3TG in their materials, components and products.

e.	We utilize external counsel and consultants to assist with our compliance efforts.

f.	Seagate is an active member of the RBA and RMI.

g.	Designated employees and consultants address various aspects of our due diligence program including review and validation of suppliers’ CMRT responses.

h.	Certain purchase order terms and conditions specifically reference and require RBA Code of Conduct and Conflict Minerals compliance.

2.	Identification and assessment of 3TG risks in our supply chain.

a.	We require suppliers to provide CMRTs on the materials, components, parts and products they sell to us.

b.

We review supplier CMRTs for completeness relative to our internal standard operating procedures and controls. We reject CMRTs that appear inaccurate or incomplete and request the supplier to perform additional due diligence to address identified issues.

c.	We evaluate smelters and refiners for compliance with third party smelter and refiner certification guidelines and the conformant and active criteria developed by the RMI.

3.	Design and implementation of strategies to respond to identified 3TG risks.

a.	Designated employees monitor and report on risk to certain members of senior management.

b.

Smelters/refiners that are determined to not be RMI certified or actively pursuing third party certification are encouraged by our suppliers and our participation in RMI to pursue third party certification.

4.	Support of independent third party audits of the due diligence practices of 3TG smelters and refiners.

a.	We support independent third party audits through our RMI membership.

b.	We assess information provided by the RMI and other certification bodies to determine if a smelter or refiner is conformant with applicable third-party conflict free certifications.

5.	Reporting on our 3TG supply chain due diligence activities.

a.	We file annually a Form SD and a Conflict Minerals Report with the SEC and make them publicly available on our website.

Due Diligence Measures Performed

Our due diligence measures for calendar year 2018 included the following activities:

1.

The Seagate Corporate Policy on Conflict Minerals (the “Policy”) is posted on our external corporate website and communicated to Seagate’s direct suppliers. The Policy seeks to eliminate our use of 3TG that contribute to human rights abuses in the Covered Countries.

2.

We updated our internal Corporate Standard Operating Procedure for Conflict Minerals Management (the “Management Plan”) specifically designed to satisfy the OECD Guidance on implementing a strategy to respond to identified risks.

3.	We have an internal team to implement the Management Plan. The team undertook the following measures, which were designed to support our compliance with the Rule and our Standard Operating Procedure:

a.	Establishing requirements in supplier contracts to define Seagate’s expectations of suppliers regarding sourcing of 3TG and reporting of information to Seagate.

b.	Conducting a review to identify direct (i.e., first tier) suppliers of products containing 3TG (“3TG Direct Suppliers”).

c.

Requesting that all 3TG Direct Suppliers provide information to us regarding their 3TG using the template developed by the RBA, known as the CMRT, to ascertain, for each of the 3TG, the smelter or refiner where it was processed, the smelter or refiner’s country of origin, the mine(s) of origin, and the location of the mine(s).

d.

Reviewing and attempting to validate the information provided by our 3TG Direct Suppliers by establishing a process that includes an assessment of the completeness and reasonableness of the information provided, then conducting follow-up communications to address deficiencies, if any.

e.	Comparing the smelters and refiners identified by relevant 3TG Direct Suppliers via the supply chain survey against the list of facilities that the RMI has validated as “conflict free.”

f.	Supporting the RMI through membership in the RBA, and requests of our 3TG Direct Suppliers to encourage the smelters/refiners in their supply chains to participate in the RMI.

g.	Making periodic reports to Seagate senior management.

Reasonable Country of Origin Inquiry

As a member of the RBA participating in the RMI, we utilized RMI’s due diligence of smelters and refiners together with the data our suppliers provided on their CMRTs. The RMI trains auditors to audit the smelters and refiners. The smelters and refiners that are found to be RMI conformant are those for which the RMI auditor has verified that the smelter’s or refiner’s 3TG came from conflict-free mines and trading if originating in the Covered Countries.

Based on our reasonable country of origin inquiry, we know or have reason to believe that a portion of our 3TG originated or may have originated in the Covered Countries. In addition, a significant portion of the Seagate supply chain remains undefined with respect to the country of origin of its 3TG, as described below.

Seagate has identified sources in all categories of countries per the RMI definition: L1 (Argentina, Armenia, Australia, Austria, Azerbaijan, Bahamas, Barbados, Belarus, Belgium, Benin, Plurinational State of Bolivia, Bosnia and Herzegovina, Botswana, Brazil, Bulgaria, Burkina Faso, Cambodia, Cameroon, Canada, Caymen Islands, Chile, China, Colombia, Croatia, Curacao, Cyprus, Czech Republic, Denmark, Dominican Republic, Ecuador, Egypt, El Salvador, Eritrea, Estonia, Ethiopia, Fiji, Finland, France, Gabon, The Gambia, Georgia, Germany, Ghana, Greece, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, Iceland, India, Indonesia, Iran, Ireland, Israel, Italy, Ivory Coast, Japan, Jordan, Kazakhstan, Republic of Korea, Kosovo, Kuwait, Kyrgyzstan, Laos, Madagascar, Malaysia, Mali, Malta, Mauritania, Mauritius, Mexico, Mongolia, Morocco, Myanmar, Namibia, Nicaragua, Niger, Nigeria, Northern Ireland, Panama, Peru, Portugal, Sierra Leone, Latvia, Lebanon, Liberia, Libya, Liechtenstein, Lithuania, Luxembourg, Macau, Netherlands, New Caledonia, New Zealand, Norway, Pakistan, Papua New Guinea, Philippines, Poland, Puerto Rico, Romania, Russian Federation, San Marino, Saudi Arabia, Senegal, Serbia, Singapore, Slovakia, Slovenia, Solomon Islands, Spain, Suriname, Swaziland, Sweden, Switzerland, Taiwan, Tajikistan, Thailand, Togo, Trinidad and Tobago, Tunisia, Turkey, Ukraine, United Arab Emirates, United Kingdom of Great Britain, United States of America, Uruguay, Uzbekistan, Vatican City, Venezuela, Vietnam, Yemen, Zimbabwe); L2 (Kenya, Mozambique, South Africa); L3 (Burundi, Rwanda, Tanzania, Uganda, Zambia); DRC (Democratic Republic of Congo); and R/S (recycled or scrap feedstock). However, our DRC source has been RMI validated as conflict free.

ANALYSIS OF SUPPLIER DATA

The following table depicts the status of our efforts to determine the smelters and refiners in our supply chain as of the end of calendar 2018 for the 3TG used in our hardware products.

Smelters or Refiners (“SORs”)/Metal	Number of Eligible SORs reported	Conformant and Active SORs	Percentage Achievement Towards Conflict-Free Assessment
Tantalum	40	40	100%
Tin	77	70	91%
Tungsten	42	40	95%
Gold	146	105	72%

For Seagate core and retail products, 100% of our 3TG suppliers provided CMRT data to us for calendar year 2018. For our enterprise data solutions products, due to the extensive nature of the inherited supply chain which is undergoing transition into more mainstream Seagate sources, we limited our investigation of that supply chain for calendar year 2018 to the top 99.5% of direct materials spending. Each of those suppliers has provided us with their CMRT data.

DUE DILIGENCE DETERMINATION

We carried out the diligence process described above in order to ascertain the source and chain of custody of 3TG used in our supply chain. Based on the processes implemented and information gathered therefrom, we were unable to determine the origin of all of the 3TG used in our products. Therefore, we concluded that for the Reporting Period we were unable to determine whether the necessary 3TG in our products directly or indirectly financed or benefited armed groups in the Covered Countries.

Given the dynamic nature of the smelter and refiner lists appearing on our outbound CMRTs, we provide the following snapshot list of smelters and refiners known to be in our supply chain during calendar year 2018:

SMELTER AND REFINER TABLE

Metal	SORs ID	SORs	Country
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND
Gold	CID000082	Asahi Pretec Corp.	JAPAN
Gold	CID000090	Asaka Riken Co., Ltd.(Gold)	JAPAN
Gold	CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	CID000113	Aurubis AG	GERMANY
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	CID000157	Boliden AB	SWEDEN
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY
Gold	CID000180	Caridad	MEXICO
Gold	CID000185	CCR Refinery — Glencore Canada Corporation	CANADA
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND
Gold	CID000197	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	CID000233	Chimet S.p.A.	ITALY
Gold	CID000264	Chugai Mining	JAPAN
Gold	CID000328	Daejin Indus Co., Ltd.	REPUBLIC OF KOREA
Gold	CID000343	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	CID000359	DSC (Do Sung Corporation)	REPUBLIC OF KOREA
Gold	CID000362	DODUCO GmbH	GERMANY
Gold	CID000401	Dowa(Gold)	JAPAN
Gold	CID000425	Eco-System Recycling Co., Ltd.	JAPAN
Gold	CID000493	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	CID000522	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	CID000689	HeeSung Metal Ltd.	REPUBLIC OF KOREA
Gold	CID000694	Heimerle + Meule GmbH	GERMANY
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	CID000767	Hunan Chenzhou Mining Co., Ltd.(Gold)	CHINA
Gold	CID000778	HwaSeong CJ CO., LTD.	REPUBLIC OF KOREA
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	CID000814	Istanbul Gold Refinery	TURKEY
Gold	CID000823	Japan Mint	JAPAN
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	CID000956	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	CID000957	Kazzinc	KAZAKHSTAN
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN

Metal	SORs ID	SORs	Country
Gold	CID001032	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	CID001056	Lingbao Gold Co., Ltd.	CHINA
Gold	CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	CID001078	LS-NIKKO Copper Inc.	REPUBLIC OF KOREA
Gold	CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	CID001113	Materion	UNITED STATES OF AMERICA
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Gold	CID001188	Mitsubishi Materials Corporation(Gold)	JAPAN
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.(Gold)	JAPAN
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Gold	CID001236	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	CID001352	PAMP S.A.	SWITZERLAND
Gold	CID001362	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	CID001498	PX Precinox S.A.	SWITZERLAND
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	CID001534	Royal Canadian Mint	CANADA
Gold	CID001546	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	CID001555	Samduck Precious Metals	REPUBLIC OF KOREA
Gold	CID001562	SAMWON Metals Corp.	REPUBLIC OF KOREA
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN
Gold	CID001947	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	CID001955	Torecom	REPUBLIC OF KOREA
Gold	CID001977	Umicore Brasil Ltda.	BRAZIL
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	CID002003	Valcambi S.A.	SWITZERLAND
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Gold	CID002100	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA

Metal	SORs ID	SORs	Country
Gold	CID002282	Morris and Watson	NEW ZEALAND
Gold	CID002290	SAFINA A.S.	CZECH REPUBLIC
Gold	CID002312	Guangdong Jinding Gold Limited	CHINA
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	CID002511	KGHM Polska Miedz Spolka Akcyjna	POLAND
Gold	CID002515	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	CID002560	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	CID002563	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	CID002567	Sudan Gold Refinery	SUDAN
Gold	CID002580	T.C.A S.p.A	ITALY
Gold	CID002582	Remondis Argentia B.V.	NETHERLANDS
Gold	CID002587	Tony Goetz NV	BELGIUM
Gold	CID002605	Korea Zinc Co., Ltd.	REPUBLIC OF KOREA
Gold	CID002606	Marsam Metals	BRAZIL
Gold	CID002615	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	CID002708	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Gold	CID002761	SAAMP	FRANCE
Gold	CID002762	L’Orfebre S.A.	ANDORRA
Gold	CID002765	Italpreziosi	ITALY
Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA
Gold	CID002852	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	CID002853	Sai Refinery	INDIA
Gold	CID002854	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	CID002857	Modeltech Sdn Bhd(Gold)	MALAYSIA
Gold	CID002863	Bangalore Refinery	INDIA
Gold	CID002865	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	CID002866	Morris and Watson Gold Coast	AUSTRALIA
Gold	CID002867	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	CID002872	Pease & Curren	UNITED STATES OF AMERICA
Gold	CID002918	SungEel HiTech	REPUBLIC OF KOREA
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE
Gold	CID002973	Safimet S.p.A	ITALY
Gold	CID003153	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Gold	CID003185	African Gold Refinery	UGANDA
Gold	CID003189	NH Recytech Company	REPUBLIC OF KOREA
Gold	CID003195	DS PRETECH Co., Ltd.	REPUBLIC OF KOREA
Tantalum	CID000092	Asaka Riken Co., Ltd.(Tantalum)	JAPAN
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tantalum	CID000456	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	CID000917	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	CID001076	LSM Brasil S.A.	BRAZIL

Metal	SORs ID	SORs	Country
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	CID001175	Mineracao Taboca S.A.(Tantalum)	BRAZIL
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.(Tantalum)	JAPAN
Tantalum	CID001200	NPM Silmet AS	ESTONIA
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA
Tantalum	CID001522	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	CID002539	KEMET Blue Metals	MEXICO
Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND
Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	CID002549	H.C. Starck Ltd.	JAPAN
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN
Tantalum	CID002568	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	CID002707	Resind Industria e Comercio Ltda.(Tantalum)	BRAZIL
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	CID002847	Power Resources Ltd.	MACEDONIA
Tantalum	CID003191	Jiujiang Janny New Material Co., Ltd.	CHINA
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	CID000292	Alpha	UNITED STATES OF AMERICA
Tin	CID000306	CV Gita Pesona	INDONESIA
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA
Tin	CID000313	CV Serumpun Sebalai	INDONESIA
Tin	CID000315	CV United Smelting	INDONESIA
Tin	CID000402	Dowa(Tin)	JAPAN
Tin	CID000438	EM Vinto	PLURINATIONAL STATE OF BOLIVIA
Tin	CID000448	Estanho de Rondonia S.A.	BRAZIL
Tin	CID000468	Fenix Metals	POLAND
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	CID001070	China Tin Group Co., Ltd.	CHINA
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	CID001173	Mineracao Taboca S.A.(Tin)	BRAZIL
Tin	CID001182	Minsur	PERU
Tin	CID001191	Mitsubishi Materials Corporation(Tin)	JAPAN
Tin	CID001231	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA

Metal	SORs ID	SORs	Country
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	CID001337	Operaciones Metalurgical S.A.	PLURINATIONAL STATE OF BOLIVIA
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA
Tin	CID001419	PT Bangka Tin Industry	INDONESIA
Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA
Tin	CID001428	PT Bukit Timah	INDONESIA
Tin	CID001434	PT DS Jaya Abadi	INDONESIA
Tin	CID001448	PT Karimun Mining	INDONESIA
Tin	CID001453	PT Mitra Stania Prima	INDONESIA
Tin	CID001457	PT Panca Mega Persada	INDONESIA
Tin	CID001458	PT Prima Timah Utama	INDONESIA
Tin	CID001460	PT Refined Bangka Tin	INDONESIA
Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA
Tin	CID001471	PT Sumber Jaya Indah	INDONESIA
Tin	CID001477	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	CID001482	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA
Tin	CID001493	PT Tommy Utama	INDONESIA
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	CID001758	Soft Metais Ltda.	BRAZIL
Tin	CID001898	Thaisarco	THAILAND
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	CID002180	Yunnan Tin Company Limited	CHINA
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA
Tin	CID002468	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	CID002530	PT Inti Stania Prima	INDONESIA
Tin	CID002570	CV Ayi Jaya	INDONESIA
Tin	CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIETNAM
Tin	CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIETNAM
Tin	CID002592	CV Dua Sekawan	INDONESIA
Tin	CID002593	CV Tiga Sekawan	INDONESIA
Tin	CID002703	An Vinh Joint Stock Mineral Processing Company	VIETNAM
Tin	CID002706	Resind Industria e Comercio Ltda.(Tin)	BRAZIL
Tin	CID002756	Super Ligas	BRAZIL
Tin	CID002773	Metallo Belgium N.V.	BELGIUM
Tin	CID002774	Metallo Spain S.L.U.	SPAIN
Tin	CID002776	PT Bangka Prima Tin	INDONESIA
Tin	CID002816	PT Sukses Inti Makmur	INDONESIA
Tin	CID002829	PT Kijang Jaya Mandiri	INDONESIA
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA

Metal	SORs ID	SORs	Country
Tin	CID002858	Modeltech Sdn Bhd(Tin)	MALAYSIA
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tin	CID003205	PT Bangka Serumpun	INDONESIA
Tin	CID003208	Pongpipat Company Limited	MYANMAR
Tungsten	CID000004	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.(Tungsten)	CHINA
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIETNAM
Tungsten	CID002044	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	CID002313	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIETNAM
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	CID002645	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA
Tungsten	CID002647	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	CID002833	ACL Metais Eireli	BRAZIL
Tungsten	CID002843	Woltech Korea Co., Ltd.	REPUBLIC OF KOREA
Tungsten	CID002845	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	CID003182	Hunan Litian Tungsten Industry Co., Ltd.	CHINA

Our direct suppliers have named these smelters and refiners as their sources of tin, tungsten, tantalum, and gold in the products we buy from them. We have subjected each incoming CMRT to systematic scrutiny often followed by additional supplier communication. This list of 3TG smelter and refiner sources in our supply chain is not exhaustive. Some suppliers have only made partial lists available to us. As noted, many have provided unrecognized names which we have not yet been able to resolve, and consequently those names are not included here. In addition, the inclusion of any name on our list does not imply that its products necessarily comprise portions of our products because some suppliers provide CMRT at the product level and some at the supplier level resulting in over inclusion. Inclusion on this list only implies that the 3TG in all our products may come from these sources. As previously noted, the 3TG in our products may come from other sources that have yet to be identified.

FUTURE PLANS TO IMPROVE DUE DILIGENCE AND SUPPLIER RESPONSIVENESS

Seagate expects to pursue several initiatives to attain a conflict-free 3TG supply chain, including the following:

•

Continue to seek supplier commitments to conflict-free 3TG, to request that suppliers have their smelters and refiners engage in the validation audit process, and then, if necessary, convert to other preferred sources.

•

Continue to refine our Compliance Assurance System to accelerate and track progress, facilitate supplier communications, and make our information more complete, accurate, timely and specific using greater automation.

•

In calendar year 2019, we are in the process of refreshing all our direct supplier data using the latest CMRT, with which we expect to enhance the quality of the information we obtain this year. We continue to work with the RBA and RMI to improve processes that encourage responsible sourcing of 3TG in a manner that avoids de facto boycott of legitimate minerals from Covered Countries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Conflict Minerals Report contains forward-looking statements, including, in particular, statements about our future plans to improve due diligence and supplier responsiveness and to seek supplier commitments in this regard. These forward-looking statements are based on information available to us as of the date of this Conflict Mineral Report and are based on management’s current views and assumptions. These forward-looking statements also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual events to differ materially from our expectations. Such risks and uncertainties include the veracity of information directly or indirectly provided to us by others and expectations regarding future smelter and refiner participation in conflict-free verification regimens. Except as may be required by law, we undertake no obligation to update forward-looking statements to reflect future events or circumstances.